Exhibit 99.1

Recruiter.com The #1 Platform for Recruiters A platform for distributing the labor of recruiting highly - skilled employees to a powerful network of independent recruiters. Recruiter.com OTC: TRLI

2 The #1 Platform for Recruiters www.recruiter.com OTC: TRLI Disclaimer During the course of this presentation, we may make statements which are considered ‘‘forward - looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995 , including statements regarding our future performance, goals and growth . Forward - looking statements may be identified by such words as “believe,” “estimate,” “anticipate,” “expect,” “plan,” “intend,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology as it relates to us, although not all forward - looking statements contain these words . We have based the forward - looking statements largely on our current expectations and projections about the future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs . Important factors that could cause actual results to differ from those in the forward - looking statements include continued demand for professional hiring, the condition of the equity markets in general and for microcap companies in particular, a lack of growth in the U . S . market for technology - enabled recruitment services, inability to successfully integrate the assets acquired in the recently closed merger and asset purchase and the Risk Factors contained within our filings with the Securities and Exchange Commission including our annual report on Form 10 - K for the year ended March 31 , 2018 . Any forward - looking statement made by us herein speaks only as of the date on which it is made . We undertake no obligation to publicly update any forward - looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law .

3 The #1 Platform for Recruiters www.recruiter.com OTC: TRLI Business Overview WHAT WE DO Disrupt the traditional fee - based model of recruiting through SaaS tech platform. OUR MISSION To become the top of mind solution for hiring specialized talent and dominate the massive $145 Billion US market. Decades of experience in the employment / recruiting industry and marketplace technology platforms. WHO ARE WE Recruiter.com, the #1 defining brand for a multi - billion industry

4 The #1 Platform for Recruiters www.recruiter.com Business Overview "9 Best Websites for Finding Top Talent" - Inc. "Top 35 Most Influential Career Sites" - Forbes $145B Market SET TO DISRUPT A A Billion Dollar Brand Name defines an entire industry. Top search engine placement & Traffic Powerful Distribution 9,000+ recruiters, 2 of the top 10 LinkedIn Groups, ~250k unique monthly visitors Software Technology Over $3M invested in SaaS - enabled marketplace platform and AI matching technologies OTC: TRLI

5 The #1 Platform for Recruiters www.recruiter.com OTC: TRLI Recruiter Solves a BIG problem 42% of employers are worried they won’t be able to find the talent they need. 72.8% of employers are struggling to find relevant candidates. Last year $1B investment in HR tech, with recruitment technology as the #1 category, at $544M . TALENT SHORTAGE $145B US staffing industry 7.1M open jobs Finding unique professional talent is one of the biggest hurdles faced by employers.

6 The #1 Platform for Recruiters www.recruiter.com OTC: TRLI Market Overview 1. Overall Recruiting Market $145B+ (Bersin and Associates) $4B / 12.7% Annual Growth (IBISWorld Reports) 2. Online Recruiting Sites $27B / 3.7% Annual Growth (IBISWorld Reports ) 3. Employment and Recruiting Agencies RAPIDLY GROWING MARKET SNAPSHOT

7 The #1 Platform for Recruiters www.recruiter.com OTC: TRLI Software Platforms DIY Job Posting Emerging Platforms Platforms are taking over traditional recruitment

8 The #1 Platform for Recruiters www.recruiter.com OTC: TRLI Expert Network Platform Recruiters view a dashboard of placement metrics & earning opportunities Recruiter.com’s Software Platform Enables a Network of Independent Recruiters to Scale and Transact A responsive mobile platform allows self - service for employers & recruiters Web Mobile

9 The #1 Platform for Recruiters www.recruiter.com I have had nothing but positive experiences . I am very happy with the prompt responses and efficient communication from this team . Not all recruitment platforms communicate well with their recruiters, and this is something that I truly appreciate . Cynamon Scott CEO, CynVoe Enterprises The people are great and provide the best service possible in this business . I got timely feedback from clients & was provided status on my submissions in a very timely manner . I never felt like I was submitting candidates into the proverbial black hole . Glenn Garrett Sr. Technical Recruiter, Link 2 Talent OTC: TRLI

10 The #1 Platform for Recruiters www.recruiter.com OTC: TRLI Business Model Marketplace Transactions - 50% of placement revenue for free users - 65% of placement revenue for pro users @ $79/mo - Split Fee Revenue Share Recruiting Fees Software Subscription Model ▪ SaaS platform for Platinum Recruiters at $79/month ▪ Employer pro model to scale at $495/month enterprise plan. ▪ Annual subscriptions for larger enterprises Software Fees Our Thesis We will drive incredible results for our clients by engaging and incentivizing our growing network of recruiters through our software platform “Helps you reach the right people as well as find a better job.” - Ken Sundheim, Forbes

11 The #1 Platform for Recruiters www.recruiter.com OTC: TRLI Metrics, Clients, & Partners $2.9M+ The total amount of fees available today for recruiters on the platform. Live Partnerships and Integrations Number of recruiters registered 9,000+ Number of Members in our LinkedIn Recruiter Group (Top 10 LinkedIn Group) 800,000+

12 The #1 Platform for Recruiters www.recruiter.com OTC: TRLI Increasing Value of Expert Network With SHRM - certified training program, 10K+ unique recruiting articles, and professional magazine, we add value to our network to increase engagement & efficacy Recruiter Training Publication Social Community 71,349 Followers 47,700 Followers

13 The #1 Platform for Recruiters www.recruiter.com OTC: TRLI Recruiter Management Team 15+ years of experience in the Internet and employment markets including Indeed.com and Adecco Group. Miles Jennings | CEO 20+ years of experience in ecommerce at Fortune 500 and start up environments with a history of rapidly growing businesses and capturing market share. Evan Sohn | Chairman 20+ years of achievement leading of sales, recruiting, and operations. Seasoned entrepreneur & technologist with experience at startups and mission - critical banking applications. Rick Roberts | President, Recruiting Ashley Saddul | CTO

14 The #1 Platform for Recruiters www.recruiter.com OTC: TRLI Investment Highlights A team ready to execute Industry leaders with experience in building & scaling technology and teams. A massive market Proven market opportunity in fulfilling jobs and fast growing segment in online recruitment. A top brand Recruiter.com with approx. 250k unique visitors per month & 3M total social media reach #1 Google listed site for top volumes of client searches ▪ Scale revenue leveraging the platform (organic) and potential additional accretive acquisition (non organic) growth ▪ Add additional technology to aid in candidate sourcing (AI and others) ▪ Scale our ecosystem to 20k recruiters with improved engagement 2019 Goals

www.recruiter.com OTC: TRLI** ** name and symbol are in the process of changing subject to FINRA